UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy  Statement  Pursuant  to Section  14(a) of the  Securities
 Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials

                               Lynch Corporation
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                (Name of Registrant as Specified In Its Charter)



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SEC 1913 (3-99)

                                LYNCH CORPORATION
                            401 Theodore Fremd Avenue
                                  Rye, NY 10580
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 11, 2000

                                                           April 18, 2000

To the Shareholders of
  Lynch Corporation

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Lynch Corporation, an Indiana Corporation, will be held at the Greenwich Public Library, 101 West Putnam Avenue, Greenwich, Connecticut on Thursday, May 11, 2000, at 3:00 p.m. for the following purposes:

     1.   To elect six  directors  to serve  until the next  Annual  Meeting  of
          Shareholders   and  until  their   successors  are  duly  elected  and
          qualified.

     2. To consider and vote on sale of 100,000 shares of the Corporation's Common Stock to Mario J. Gabelli.

     3. To consider and vote on amendments to the Principal Executive Bonus Plan which would (i) permit any participant to be awarded up to 80% of the bonus pool, (ii) provide that participation in the Plan is discretionary with the Plan Committee and (iii) permit awards to officers who are not employees.

     4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Information relating to the above matters is set forth in the attached Proxy Statement. As fixed by the Board of Directors, only Shareholders of record at the close of business of March 27, 2000 are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof.

      The Board of Directors encourages all shareholders to personally attend the annual meeting. Your vote is very important regardless of the number of shares you own. Shareholders who do not expect to attend are requested to promptly date, complete and return the enclosed proxy card in the enclosed accompanying postage-paid envelope in order that their shares of common stock may be represented at the annual meeting. Your cooperation is greatly appreciated.

                                By Order of the Board of Directors

                                Robert A. Hurwich
                                Secretary

     IMPORTANT: Your vote is important regardless of the number of shares you own. Please date, sign and return your proxy promptly in the enclosed envelope. Your cooperation is greatly appreciated.

                                LYNCH CORPORATION
                            401 Theodore Fremd Avenue
                                  Rye, NY 10580
                                 PROXY STATEMENT

      This Proxy Statement is furnished by the Board of Directors of Lynch Corporation (the "Corporation") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at the Greenwich Public Library, Greenwich Connecticut on May 11, 2000, at 3:00 P.M. and at any adjournments thereof. This Proxy Statement and the accompanying proxy is first being mailed to shareholders on or about April 18, 2000.

      Only shareholders of record at the close of business on March 27, 2000 are entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on such date, 1,510,183 shares of the Corporation's common stock, no par value (the "Common Stock"), were outstanding and eligible to vote. Each share of Common Stock is entitled to one vote on each matter submitted to the shareholders. Where a specific designation is given in the proxy, the proxy will be voted in accordance with such designation. If no such designation is made, the proxy will be voted FOR the nominees for director named below, FOR ratification of the sale of 100,000 shares of the Corporation's Common Stock to Mario J. Gabelli, FOR approval of the amendments to the Principal Executive Bonus Plan, and in the discretion of the proxies with respect to any other matter that is properly brought before the Annual Meeting. Any shareholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by delivering to the Secretary of the Corporation a written notice of revocation or duly executed proxy bearing a later date or by appearing at the Annual Meeting and revoking his or her proxy and voting in person.

      An automated system administered by the Corporation's transfer agent tabulates the votes. Pursuant to the Indiana business corporation law and the By-laws of the Company, shares held by persons who abstain from voting on a proposal will be counted in determining whether a quorum is present, but will not be counted as voting either for or against such proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

      On  September  1,  1999,  the  Corporation  spun  off  Lynch   Interactive
Corporation (the "Spin Off"), and four directors of the Corporation resigned and became directors of Interactive.

                              ELECTION OF DIRECTORS

      Six directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their respective successors are elected. Except where authority to vote for directors has been withheld, it is intended that the proxies received pursuant to this solicitation will be voted FOR the nominees named below. If for any reason any nominee shall not be available for election, such proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees in place of those who decline to be candidates. Management, however, has no reason to expect that any of the nominees will be unavailable for election.

      The election of directors shall be determined by a plurality of the votes cast.

      Three of the nominees have served as directors of Lynch Corporation since the last Annual Meeting of Shareholders on May 13, 1999, and three directors (Robert E. Dolan, Avrum Gray and Louis A. Guzzetti, Jr.) were appointed after the Spin Off on September 1, 1999. The By-laws of the Corporation provide that Board of Directors shall consist of no less than five and no more than thirteen members and that any vacancies on the Board of Directors for whatever cause arising, including newly-created directorships, may be filled by the remaining directors until the next meeting of shareholders. Biographical summaries and ages as of April 1, 2000 of the nominees are set forth below. Data with respect to the number of shares of the Common Stock beneficially owned by each of them appears on pages 4 and 5 of this Proxy Statement. All such information has been furnished to the Corporation by the nominees.



                               Name: Age; Business Experience
                                  And Principal Occupation
                           For Last 5 Years; and Directorships in                               Served as
                        Public Corporations and Investment Companies                          Director From
E.   Val Cerutti,  60 Business  Consultant  (since  1992);  President  and Chief
     Operating Officer  (1975-1992) of Stella D'oro Biscuit Co., Inc.,  producer of bakery  products;  Director of Spinnaker  Industries,  Inc., The Gabelli
     Convertible Securities Fund and The Gabelli Gold Fund.....................................     1990

Robert E. Dolan, 48 Chief Financial Officer  (1992-January  2000) and Controller
     (1990-January  2000) of the Corporation;  Chief Financial  Officer of Lynch
     Interactive Corporation (1999 to present) ................................................     2000

Mario J.  Gabelli,   57  Chairman  (since  1986)  and  Chief  Executive   Officer
     (1986-January 2000) of the Corporation;  Chairman,  Chief Executive Officer
     and a Director of Lynch  Interactive  Corporation  (since  September 1999);
     Chairman and Chief  Executive  Officer of Gabelli  Group  Capital  Partners
     (since  1980),  a  private  company  which  makes  investments  for its own account;  Chairman and Chief Executive  Officer of Gabelli Asset Management
     Inc. (since 1999), a NYSE listed holding company for  subsidiaries  engaged in various  aspects of the  securities  business;  Director/Trustee  and/or
     President of all registered  investment companies managed by Gabelli Funds,
     LLC (since 1986); Director of Spinnaker  Industries,  Inc.; Governor of the
     American Stock Exchange; Overseer of Columbia University Graduate School of
     Business; Trustee of Fairfield University, Roger Williams University, Bruce
     Museum, Winston Churchill Foundation and E.L. Wigend Foundation;, Chairman,
     Patron's  Committee of Immaculate  Conception School; and former trustee of
     Fordham Preparatory School and Dr. I. Fund Foundation ....................................    1986

Avrum Gray, 64 Chairman and Chief Executive Officer of G-Bar Limited Partnership
     and affiliates  (1982 to present),  proprietary  computer based  derivative arbitrage  trading  companies;  Gray Capital Corp.,  and ACI I (1958-1998);
     Chairman of the Board, Lynch Systems, Inc., (1997 to present).............................    1999

Louis A. Guzzetti,  Jr.,  61  President  and  Chief  Executive  Officer  of  the
     Corporation (since January 2000);  President and Chief Executive Officer of
     Envirosource, Inc. (1986-1999); Director of Spinnaker Industries, Inc.....................    2000

RalphR. Papitto,  73 Chairman and Chief Executive  Officer of AFC Cable Systems,
     Inc., a  manufacturer  and  supplier of  electrical  distribution  products
     (1993-1999);   Founder,   Chairman  and  a  Director  of  Nortek,  Inc.,  a
     manufacturer  of  construction  products  (1967-1993);  Director  of  Lynch
     Interactive  Corporation (since 1999), and Spinnaker Industries,  Inc.; AFC
     Cable Systems, Inc.; and Global Sports & Gaming.Com;  Chairman of the Board
     of Trustees of Roger Williams University..................................................    1995


                 OPERATION OF BOARD OF DIRECTORS AND COMMITTEES

     There were four meetings of the Board of Directors during 1999, and the Board acted four times by unanimous written consent.

     The Board of directors has established three standing committees, the principal duties of which are described below:

     Audit Committee: Recommends to the Board of Directors the appointment of independent auditors; reviews annual financial reports to shareholders prior to their publication; reviews the report by the independent auditors concerning management procedures and policies; and determines whether the independent auditors have received satisfactory access to the Corporation's financial records and full cooperation of corporate personnel in connection with their audit of the Corporation's records. The Audit Committee met two times during 1999. The present members are Messrs. Papitto (Chairman), and Mr. Gray.

     Executive Compensation and Benefits Committee: Develops and makes recommendations to the Board of Directors with respect to the Corporation's executive compensation policies; recommends to the Board of Directors the compensation to be paid to executive officers; administers the Lynch Interactive Corporation Bonus Plan, 401(k) Savings Plan, and Phantom Stock Plan, as summarized on pages 8 through 12 of this Proxy Statement; and performs such other duties as may be assigned to it by the Board of Directors. The Executive Compensation and Benefits Committee met twice during 1999 and acted once by unanimous written consent. The present members are Messrs. Papitto (Chairman), and Cerutti.

     Executive Committee: Exercises all the power and authority of the Board of Directors, except as otherwise provided by Delaware law or by the By-laws of the Corporation, in the management affairs of the Corporation during intervals between meeting of the Board of Directors. The Executive Committee did not meet during 1999. The present members are Messrs. Gabelli (Chairman), Papitto and Cerutti.

     The Corporation does not have a nominating committee. Nominations for directors and officers of the Corporation are matters considered by the entire Board of Directors.

                            COMPENSATION OF DIRECTORS

     Since the Spin Off, directors who are not otherwise employees receive a cash retainer of $2,000 per quarter, a fee of $1,000 for each in personam Board of Directors Meeting and a fee of $1,000 for each telephonic Board of Directors meeting (which lasts for at least one hour) and each committee meeting the director attends. In addition, a non-employee director serving as a committee chairman receives an additional $1,000 annual cash retainer. A director who is an employee of the Corporation is not compensated for services as a member of the Board of Directors or any committee thereof. In addition, the Corporation purchases accidental death and dismemberment insurance coverage of $100,000 for each member of the Board of Directors and maintains a liability insurance policy which provides for indemnification of each Director (and officer) against certain liabilities which each may incur in his capacity as such.

     Mr. Cerutti is also a member of the Boards of Directors of the Corporation's subsidiaries Spinnaker Industries, Inc., Lynch Systems, Inc. and M-tron Industries, Inc. and received $20,500 in 1999 for such services. Mr. Gray is also a Chairman of the Board of Lynch Systems, Inc. and received $48,000 in 1999 for such service.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 30, 2000, certain information with respect to all persons known to the Corporation to each beneficially own more than 5% of the Common Stock of the Corporation, which is the only class of voting stock of the Corporation outstanding. The table also sets forth information with respect to the Corporation's Common Stock beneficially owned by the directors, by each of the executive officers named in the Summary Compensation Table on page 6 of this Proxy Statement, and by all directors and executive officers as a group. The number of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares to which a person has the sole or shared voting or investment power or any shares which the person can acquire within 60 days (e.g., through exercise of stock options or conversions of securities). Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the Common Stock set forth in the table. The following information is either reflected in Schedule 13Ds and 13Gs or Form 3s, Form 4s and Form 5s that have been filed with the Securities and Exchange Commission or which has otherwise been furnished to the Corporation.


                                              Amount and Nature
               Name of                       Of Beneficial Ownership                    Percent
          Beneficial Owner*                                                             Of Class
Dimensional Fund Advisors, Inc.               80,400(1)                               5.3%
Mario J. Gabelli                             430,190(2)                              28.5%
E. Val Cerutti                                 1,152(3)                                **
Avrum Gray                                     8,900(4)                                **
Louis A. Guzzetti                                  0                                   **
Ralph R. Papitto                                 952                                   **
Robert E. Dolan                                  235(5)                                **
Robert A. Hurwich                                372(6)                                **
All Directors and Executive Officers         444,801                                 29.3%
as a group (nine in total)

* The address of each holder of more than 5% of the Common Stock is as follows: Dimensional Fund Advisors - 1299 Ocean Avenue, Santa Monica, CA 90401; and Mr. Gabelli - Corporate Center at Rye, Rye, NY 10580.

**   Represents holdings of less than one percent.

(1) Because of its investment and/or voting power over shares of Common Stock of the Corporation held in the accounts of its investment advisory clients, Dimensional Fund Advisors, Inc., an investment adviser ("Dimensional"), is deemed to be the beneficial owner of 86,900 shares. Dimensional disclaims beneficial ownership of all such shares.

(2) Includes 359,190 shares of Common Stock owned directly by Mr. Gabelli (including 3,376 held for the benefit of Mr. Gabelli under the Corporation's 401(k) Savings Plan), 1,000 shares owned by a charitable foundation of which Mr. Gabelli is a trustee and 70,000 shares owned by a limited partnership in which Mr. Gabelli is the general partner and has an approximate 6% interest. Mr. Gabelli disclaims beneficial ownership of the shares owned by the foundation and by the partnership, except for his 6% interest therein. Includes 100,000 shares purchased from the Corporation subject to shareholder ratification (see Item 2 at page 14).

(3) 500 shares are jointly owned with his wife and sharing voting and investment power.

(4) Includes 3,400 shares owned by Mr. Gray, 500 shares owned by a partnership of which Mr. Gray is the general partner, 1,600 shares owned by a partnership of which Mr. Gray is one of the general partners, 1,400 shares owned by Mr. Gray's wife and 2,000 shares owned by a partnership of which Mr. Gray's wife is one of the general partners.

(5) Includes 35 shares registered in the name of Mr. Dolan's children with respect to which Mr. Dolan has voting and investment power

(6) Held for the benefit of Mr. Hurwich under the Corporation's 401(k) Savings Plan.

     Spinnaker Industries, Inc. is an approximately 48% owned subsidiary ( 60% voting interest) of the Corporation whose stock is traded on the American Stock Exchange (AMEX). Mr. Gabelli may be deemed to be a beneficial owner of 2,237,203 shares of Common Stock and 1,259,036 shares of Spinnaker's Class A Common Stock owned by the Corporation, by virtue of his ownership of approximately 28.5% of the shares of Common Stock of the Corporation. Mr. Gabelli, however, specifically disclaims beneficial ownership of all shares of Spinnaker stock held by the Corporation.


                             EXECUTIVE COMPENSATION

        At the time of the Spin Off on September 1, 1999, the Executive Officers of Lynch Corporation became employees of Lynch Interactive Corporation (with substantially the same salaries, bonus potential and other compensation arrangements as were then in effect). At that time, they ceased to be employees of Lynch Corporation although they remained the Executive Officers of Lynch Corporation. Lynch Interactive began charging Lynch Corporation for the corporate services provided by such Executive Officers (approximately 25% of their compensation cost from September 1 to December 31, 1999).

        The following tables set forth compensation received by the Corporation's Chief Executive Officer and each of the other executive officers of the Corporation for the last three fiscal years and certain information as to stock options:

The information set forth under Executive Compensation includes the compensation paid both prior to September 1, 1999 by the Corporation and after September 1, 1999 by Lynch Interactive Corporation.


                              SUMMARY COMPENSATION TABLE
                                   Annual Compensation
                                                                                           Long Term
                                                                                       Compensation Awards
                                                                                        Stock
                                                                                     Underlying                     All Other
Name and Principal Position                                                             SARs2     Payments3         Compensation
                                        Year          Salary($)       Bonus($)1          (#)         ($)             ($)4

Mario J. Gabelli                        1999          500,000              0              -         483,039              0
  Chief Executive Officer               1998           500,000             0              -            -               200
  Chairman of the Board                 1997           500,000             0           25,000          -               200
  Chairman of the Executive

Robert E. Dolan                         1999          250,000         75,000              -         177,249              0
 Chief Financial Officer(5)             1998          240,000         50,000            2,000          -
                                        1997                               0            4,000          -               200

Robert A. Hurwich                       1999          180,000              0                         89,351              0
  Vice President-Admin-                 1998          164,000         20,000            1,000          -                200
  istration, Secretary,                 1997          156,000              0            1,500          -                200
  General Counsel

(1) Bonuses earned in any fiscal year are generally paid during the following fiscal year.

(2) Shares of Common Stock of Lynch Corporation at the time of grant underlying Phantom Stock Plan awards.

(3)  Represents  payments by Lynch  Corporation  under the Phantom Stock Plan of
     Lynch Corporation and Lynch Interactive in 2000 based upon December 31, 1999, stock values. Does not include $1,868,998, $685,822 and $345,722 paid by Lynch Interactive in 2000 based upon December 31, 1999 stock values to Messrs. Gabelli, Dolan and Hurwich, respectively.

(4) The compensation reported represents contributions made to the Lynch Corporation 401(k) Savings Plan. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to Executive Compensation did not exceed the lesser of $50,000 or 10% of salary and bonus for 1999.

(5) Mr. Gabelli resigned as Chief Executive Officer of the Corporation in January 2000 upon the appointment of Louis A. Guzzetti, Jr. as President and Chief Executive Officer.

(6) Mr. Dolan resigned as Chief Financial Officer of the Corporation in January 2000 and Roger J. Dexter became Chief Financial Officer of the Corporation in March 2000.

        There were no grants of stock options or stock appreciation rights during 1999, and the Phantom Stock Plan was terminated by the Board of Directors of Lynch Corporation (See "Termination of Lynch Phantom Stock Plan" at page 10).

                     AGGREGATE OPTION/SAR EXERCISES IN LAST
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES

                             SARs                          Number of Securities
                          Exercised                     Underlying Options/SARs at         Value of Unexercised
                             (#)           Value             Fiscal Year-End           In-the-Money Options/SARs at
                             (b)         Realized                   (#)                    Fiscal Year-End (#)
         Name                               ($)         Exercisable/Unexercisable       Exercisable/Unexercisable
          (a)                               (c)                    (d)                             (e)
Mario J. Gabelli
Chairman of the Board       25,000        483,039               None/None                       $0/$03

Robert E. Dolan Chief
Chief Financial Officer     10,000        177,249               None/None                       $0/$0

Robert A. Hurwich
VP-Admin., Sec. & Gen.
Counsel                      5,000         89,351               None/None                       $0/$0

(1) Represents payments in 2000 by Lynch Corporation upon exercises under the Phantom Stock Plan of Lynch Corporation and Lynch Interactive based upon December 31, 1999 stock values. Does not include $1,868,998, $685,822 and $345,722 paid by Lynch Interactive in 2000 based upon December 31, 1999 stock prices.



                         Ten Year Option/SAR Amendments1

                                                                                                       Length of
                                      Number of                                                        Original Term
                                      Securities     Market Price    Exercise Price        New         Remaining at
                                      Underlying      of Stock at      at Time of        Exercise        Date of
                                     Options/SARs       Time of         Amendment         Price         Amendment
        Name              Date         Amended       Amendment(2)          (e)              $              (g)
         (a)               (b)           (c)              (d)                              (f)
Mario J. Gabelli
Chairman of the Board  3/15/00      25,000 Units    $155.00          $70.106(3)       $70.106(3)      3/5/02

Robert E. Dolan        3/15/00      10,000 Units    $155.00          $70.18(3)(4)     $70.18(2)(3)    2/28/01-3/5/03(5)
Chief Financial Officer

Robert A. Hurwich       3/15/00       5,000 Units    $155.00         $69.47(3)(4)     $69.47(2)(3)    2/29/01-3/5/03(5)
VP-Admin, Sec &
General Counsel

(1)  As a result  of the  Interactive  Spin  Off,  Lynch  Corporation  and Lynch
     Interactive each decided to terminate the Phantom Stock Plan, including outstanding units. The termination of the outstanding units prior to their original expiration date required the consent of participants. The total amount paid to each participant was calculated based upon the December 31, 1999 (i) Lynch Corporation stock price ($25.81), (ii) the Lynch Interactive stock price ($99.875) and (iii) East/West Communications, Inc. stock price ($38.50). East/West was spun off by Lynch Corporation in December 1997 and the Boards of Lynch Corporation and Lynch Interactive, in connection with the termination of the outstanding units, agreed to add its value to that of Lynch Corporation and Lynch Interactive stocks for units granted prior to December 1997. To the extent necessary, the Boards of Directors also waived the requirement (enacted retroactively in 1998 after the grants) that the stock price double prior to exercise. It was further determined that Lynch Corporation would pay 20.5% of the amount, and Lynch Interactive would pay 79.5% of the amount. See "Termination of Lynch Phantom Stock Plan" at page 10.

(2) Combined closing prices of Lynch Corporation and Lynch Interactive stock prices on the American Stock Exchange on March 15, 2000.

(3)  Combined exercise prices of Lynch Corporation and Lynch Interactive units.

(4) Average exercise price of units. Of the 8,000 units granted to Mr. Dolan prior to the East/West spin off, 4,000 units had a grant price of $63.03 and 4,000 units had a grant price of $70.106, and the 2,000 units granted after the East/West spin off had a grant price of $84.63. Of the 4,000 units granted to Mr. Hurwich prior to the East/West spin off, 2,500 units had a grant price of $63.03, and 1,500 units had a grant price of $70.106, and the 1,000 units granted after the East/West spin off had a grant price of $84.63. The units only became exercisable if at any time during the term the stock price exceeds two times the grant price.

(5) Of Mr. Dolan's 8,000 units granted prior to the East/West spin off, 4,000 expired February 28, 2001, and 4,000 expired March 5, 2002 and the 2,000 units granted after the East/West spin off expired on March 5, 2003. Of Mr. Hurwich's 4,000 units granted prior to the East/West spin off, 2,500 expired February 28, 2001, and 1,500 expired March 5, 2002 and the 2,000 units granted after the East/West spin off expired on March 5, 2003.

 EXECUTIVE COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview and Philosophy

     The Executive Compensation and Benefits Committee ("Committee") of the Board of Directors is responsible for developing and making recommendations to the Board of Directors with respect to the Corporation's executive compensation policies and administering the various executive compensation plans. In addition, the Committee recommends to the Board of Directors the annual compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Corporation, as well as to other key employees. The Committee is comprised of two independent, non-employee directors.

     The objectives of the Corporation's executive compensation program are to:

o Support the achievement of desired Corporation performance. o Provide compensation that will attract and retain superior talent and reward performance.

o Ensure that there is appropriate linkage between executive compensation and the enhancement of shareholder value. o Evaluate the effectiveness of the Corporation's incentives for key executives.

     The executive compensation program is designed to provide an overall level of compensation opportunity that is competitive with companies of comparable size, capitalization and complexity. Actual compensation levels, however, may be greater or less than average competitive levels based upon annual and long-term Company performance, as well as individual performance. The Committee uses its discretion to recommend executive compensation at levels warranted in its judgment by corporate and individual performance.

Executive Officer Compensation Program

     The Corporation's executive officer compensation program is comprised of base salary, cash bonus compensation, 401(k) Savings Plan, and other benefits generally available to employees of the Corporation. In 1996 Lynch Corporation adopted a Phantom Stock Plan applicable to officers and employees of the Lynch Corporation.

Base Salary

     Base salary levels for the Corporation's executive officers are intended to be competitive. In recommending salaries the Committee also takes into account individual experience and performance and specific issues relating to the Corporation. A summary of the compensation awarded to the Chief Executive
Officer and the other executive officers is set forth in the "Summary Compensation Table" on page 6 of this Proxy Statement. Salary increases for 1999 were based upon a variety of judgmental factors, including the individual performances of the officers in 1998 and their anticipated contributions to the Corporation in 1999, the increasing size and complexity of the Corporation and the general financial and strategic performance of the Corporation. With respect to Mr. Gabelli, the Committee determined again not to raise Mr. Gabelli's salary of $500,000 per year. Mr. Gabelli resigned as the Chief Executive Officer of the Corporation in January 2000 upon the appointment of Louis A. Guzzetti as President and Chief Executive Officer.

Bonus Plan

     The Corporation has in place a bonus plan that is based on an objective measure of corporate performance and on subjective evaluation of individual performance for its executive officers (other than the Principal Executive Officer, i.e., Mr. Gabelli) and other key personnel. In general, the plan provides for an annual bonus pool equal to 20% of the excess of (i) the consolidated pre-tax profits of the Corporation for a calendar year less (ii) 25% of the Corporation's average shareholders equity at the beginning of such year. Shareholders' equity is the average of shareholders equity at the beginning of the period and at the beginning of the two preceding years. The bonus pool would also be reduced by amounts paid pursuant to the Principal Executive Bonus Plan. See next paragraph below. The Executive Compensation and Benefits Committee in its discretion may take into consideration other factors and circumstances in determining the amount of the bonus pool and awarding bonuses such as progress toward achievement of strategic goals and qualitative aspects of management performance. The total bonuses paid for 1998 and 1999 exceeded the bonus formula because of the work by management in achieving strategic goals, including investments in personal communications services, acquisitions and financings. No bonuses were paid to executive officers for 1997. The breakdown of the bonus pool is not based upon a formula but upon judgmental factors.

     Mr. Gabelli is the sole participant in the Principal Executive Bonus Plan of Lynch Corporation adopted by the Board of Directors and approved by shareholders in 1997. The Principal Executive Bonus Plan is similar to the regular Bonus Plan, except that it (i) specifies a Maximum Annual Bonus (as defined therein) which is based on a maximum percentage (80%) of a specified bonus pool and (ii) removes the discretion of the Committee to award annual bonuses above the established Maximum Annual Bonus. The Plan is designed to satisfy an exemption from Section 162(m) of the Internal Revenue Code, which denies a deduction by an employer for certain compensation in excess of $1 million per year. No bonus was paid to Mr. Gabelli for 1997, 1998 or 1999 under the Principal Executive Bonus Plan. The Committee determined that for 1999 bonus calculations would be made on the assumption that the Spin Off did not occur until January 1, 2000. The Corporation has adopted subject to shareholder approval at the 2000 Annual Meeting of Shareholders certain amendments to the Plan. See Amendments to the Principal Executive Bonus Plan at pages 15 to 18 below.

     A summary of bonus+es awarded to the Chief Executive Officer and certain other executive officers is set forth in the "Summary Compensation Table" on page 6 of this Proxy Statement.

     The Corporation has adopted subject to shareholder approval at the 2000 Annual Meeting of Shareholders certain amendments to the Plan. See Principal Executive Bonus Plan at pages 16 to 19 below.

Termination of the Lynch Phantom Stock Plan

     In February 1996 the Corporation adopted a Phantom Stock Plan pursuant to which share units equivalent to one share of Common Stock of the Corporation could be awarded to officers and employees of the Corporation. The Committee was responsible for administering the Phantom Stock Plan, including selection of the persons to be awarded share units and number of units to be awarded. Under the terms of the Phantom Stock Plan such share units are initially valued at a trailing average price of the Corporation's Common Stock (or such other price as the Committee determines), vest on the first anniversary of the date of grant and may be exercised by the grantee at any time after vesting and prior to the fifth anniversary of the date of Grant. Upon exercise the grantee is entitled to the difference between the market price of the Corporation's Common Stock on the date of exercise and the award value, multiplied by the number of share units granted, and the Corporation may elect to pay the award with Common Stock of the Corporation for up to 100% of the value. Seven thousand four hundred units were awarded in February 1996, of which 4,000 were awarded to Mr. Dolan and 2,500 were awarded to Mr. Hurwich at $63.03 per share unit. Thirty-one thousand, seven hundred units were awarded in March 1996, of which 25,000 were awarded to Mr. Gabelli, 4,000 were awarded to Mr. Dolan and 1,500 were awarded to Mr. Hurwich, all at $70.106 per share unit. Three thousand nine hundred units were awarded in March 1998, of which 2,000 were awarded to Mr. Dolan and 1,000 were awarded to Mr. Hurwich at $84.63 per share unit. The awards were discretionary and not based upon a formula but were intended to give executive officers a substantially increased equity equivalent interest in the Corporation as a continuing incentive. In 1998, the Plan, as well as outstanding rights, was amended to provide that rights would become exercisable only if at any time during the term thereof the stock price exceed twice the base or grant price.

     As a result of the Interactive Spin Off, an adjustment in the terms of the outstanding units was required. The approach that was taken was to divide each unit into two units, one representing one share of Lynch Corporation stock and one representing one share of Lynch Interactive stock. This was considered appropriate since, at least for the short term, the individuals holding those units would provide services for both Lynch Corporation and Lynch Interactive. The original grant prices were apportioned between the corresponding units based on the relative market prices of the common stock of the two companies after the spin off.

     After further reflection, the Boards of Directors of Lynch Corporation and Lynch Interactive each decided that the preferable course of action would be to terminate the phantom stock plan, including outstanding units, and to start with a clean slate in each company regarding an appropriate long term incentive program. The companies operate in completely different industries and competitive environments. Consequently, the business conditions and prospects that existed in Lynch Corporation at the time the units were granted were substantially different than they are today in either company. In the case of Lynch Interactive particularly, there was concern that stock price fluctuations over the remaining terms of the outstanding units could result in material quarterly charges (and distortions) to reported earnings.

     In order to terminate the outstanding units, the consent of the employees holding those units was required and, in this connection, the future appreciation potential of the units being relinquished had to be taken into account. An agreement was reached, deemed by the Boards of Directors of both Lynch Corporation and Lynch Interactive to be both fair and equitable to all of the employees holding the units, as well as in the best interests of the respective shareholders of both corporations. The agreement recognizes the fact that the holders of the units created significant value for shareholders since their issuance, as well as the manner in which that value was created, specifically including the spin off to Lynch Corporation shareholders of both the stock of East/West Communications, Inc. in December 1997, and the stock of Lynch Interactive.

     In calculating the payment the holders are to receive, they are treated as holding only the original set of stock appreciation units issued to them by Lynch Corporation, each with the original exercise price. The payment due under each unit was determined by subtracting that exercise price from the total of the market prices on December 31, 1999, of a share of (a) Lynch Corporation, (b) Lynch Interactive, and (c) except for units granted after December 1997, East/West Communications. To the extent necessary, the Boards of Directors of both companies also waived the requirement (enacted retroactively in 1998, after the grants) that the stock price exceed twice the exercise price before a unit could be exercised.

     Finally, the Boards of Directors of Lynch Corporation and Lynch Interactive agreed that the total payments so determined would be paid 20.5% by Lynch Corporation and 79.5% by Lynch Interactive. The allocation was based on the relative market prices of the common stock of the two companies on December 31, 1999.

Lynch Corporation 401(k) Savings Plan

     All employees of the Corporation and certain of its subsidiaries are eligible to participate in the Lynch Corporation 401(k) Savings Plan, after having completed one year of service (as defined in the Plan) and having reached the age of 18.

     The 401(k) Plan permits employees to make contributions by deferring a portion of their compensation. Participating employees also share in contributions made by their respective employers. The annual mandatory employer contribution to each participant's account is equal to 25% of the first $800 of the participant's contribution. In addition, the employer may make a discretionary contribution of up to 75% of the first $800 of the participant's contribution. No employer contribution was made in 1999. A participant's interest in both employee and employer contributions and earnings thereupon are fully vested at all times.

     Employee and employer contributions are invested in guaranteed investment contracts, certain mutual funds or Common Stock of the Corporation, as determined by the participants. With respect to the individuals listed in the Summary Compensation Table, each of Messrs. Gabelli, Dolan, and Hurwich, deferred $10,000 under the Lynch Corporation Plan during 1999, which amounts have been included for each individual in the Summary Compensation Table.

Benefits

     The Corporation provides medical life insurance and disability benefits to the executive officers that are generally available to Corporation employees.
The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary and bonus for fiscal 1999.

Chief Executive Officer Compensation

     The following table sets forth compensation received by Mr. Gabelli for the last ten years as Chairman and Chief Executive Officer of Lynch Corporation (including September 1 - December 31, 1999 from Lynch Interactive):

              1990      1991     1992      1993      1994      1995      1996      1997      1998     1999
              ----      ----     ----      ----      ----      ----      ----      ----      -----    ----
Salary        90,000    90,000   150,000   150,000   150,000   325,000   500,000   500,000   500,000  500,000
Bonus              0         0   100,000   250,000         0   625,000         0         0         0        0

     During  1999  Mr.  Gabelli  performed  the  usual  functions  of the  chief executive officer of a company and was, and continues to be, particularly involved in the development of acquisition, investment and financial strategies. After considering the substantial increase in the size and scope of the Corporation, improved financial performance as reflected by the increase in private market value as well as public market value, and improved return on shareholder equity, the Lynch Corporation Compensation Committee recognized that Mr. Gabelli's 1994 and prior years' compensation was materially below that of chief executive officers of comparable companies. Therefore, that Committee increased Mr. Gabelli's salary to $500,000 per year effective July 1, 1995, with no raise since then. Effective in 2000, the $500,000 salary will be split, with $150,000 to be paid by the Corporation and $350,000 to be paid by Lynch Interactive. 1999 was a year of strategic accomplishments, including the Spin Off and the sale by Spinnaker of its tape operations. However, 1999 was also a year of certain disappointments including the profitability of certain manufacturing operations and The Morgan Group, Inc. (part of the Interactive Spin Off). Mr. Gabelli made substantial contributions to the Corporation's performance; however, no bonus was awarded to Mr. Gabelli for 1999. In addition, that Committee recognizes the role of leadership, particularly that of Mr. Gabelli, in developing existing businesses and in making strategic acquisitions. On March 9, 2000, in order to more closely identify Mr. Gabelli's interests with those of the Corporation and its stock price, the Corporation authorized, subject to shareholder ratification, the sale of 100,000 shares of stock to Mr. Gabelli at $30 per share, a premium of approximately 14.8% above the closing price of stock on March 9, 2000. In 1997, the Committee granted Mr. Gabelli 25,000 units under the Lynch Corporation's Phantom Stock Plan. See Termination of the Lynch Phantom Stock Plan at page 10 and the Summary Compensation Table at page 6 for amounts paid to Mr. Gabelli upon such termination. Previously, the Corporation authorized the sale by the Corporation to Mr. Gabelli of $625,000 of Common Stock in March 1996 (equal to Mr. Gabelli's 1995 bonus), which resulted in the purchase of 10,373 shares, and in January 1994, the Corporation sold Mr. Gabelli 100,000 shares at the then market price.

     Ralph R. Papitto, Chairman of the Executive Compensation and Benefits Committee

                                PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Common Stock of the Corporation for the last five fiscal years ended December 31, 1999 with the cumulative total return over the same period on the broad market, as measured by the American Stock Exchange Market Value Index, and on a peer group, as measured by a composite index based on the total returns earned on the stock of the publicly traded companies included in the Media General Financial Services database under the three Standard Industrial Classification
(SIC) codes within which the Corporation conducts the bulk of its business operations; SIC Code 4813, Telephone Communications, except Radio Telephone (105 companies, SIC Code 267, Converted Pager and Paperboard Products, except Boxes (33 companies) and SIC Code 4213, Trucking, except Local (52 companies). The data presented in the graph assumes that $100 was invested in the Corporation's Common Stock and in each of the indexes on December 31, 1994 and that all dividends were reinvested.

         On September 1 1999, the Corporation spun off Lynch Interactive Corporation which owned the multimedia and services businesses previously owned by the Corporation. As a result, the return for 1999 is distorted and not comparable. On September 1, 1999, the Corporation's stock traded without giving effect to the Spin Off and closed at $87. On September 2, 1999, giving effect to the Spin Off, the Corporation's stock closed at $33 and Lynch Interactive's stock closed at $56. On December 31, 1999, the Corporation's stock closed at $25 13/16 and Lynch Interactive's stock closed at $99 7/8.

                 INVESTMENT OF $100 DOLLARS ON DECEMBER 31, 1994
                         WITH REINVESTMENT OF DIVIDENDS

[OBJECT OMITTED]





                    COMPARISON OF CUMULATIVE TOTAL RETURN OF
                      COMPANY, PEER GROUP AND BROAD MARKET
                               FISCAL YEAR ENDING

COMPANY/INDEX/MARKET          1994      1995    1996      1997      1998    1999

Lynch Corp ............      100.00   195.00   235.00     276.67   235.00   86.04
Peer Group Index.......      100.00   111.34   120.01     145.92   167.29   228.09
AMEX Market Index .....      100.00   128.90   136.01     163.66   161.44   201.27

The Industry Index Chosen was:
A Composite of SIC Codes - 267, 4213 and 4813

The Broad Market Index Chosen was:
American Stock Exchange



                                     Item 2

TO CONSIDER AND VOTE ON THE SALE OF 100,000 SHARES OF STOCK TO MR. GABELLI

        Subject to ratification by shareholders as described below, Mr. Gabelli purchased 100,000 shares of Common Stock, no par value, from the Corporation at $30 per share, for a total consideration of $3,000,000, pursuant to a Subscription Agreement dated as of March 9, 2000. The purchase price of $30 per share was $3.875 higher than the $26.125 closing price of the stock of the American Stock Exchange on March 9, 2000. This represented a premium of 14.8%. In addition, if the Corporation had sold 100,000 shares of its stock through an investment banker, the shares would presumably have been sold at a discount from the public market price. Conversely, to yield $30 per share, if the shares were sold in an underwritten transaction, the prevailing commission would be 6% and the Corporation would have had to obtain approximately $32 per share to net $30 per share.

        On April 12, 2000, the closing price of the stock on the American Stock Exchange was $28.75. The sale and purchase increased the number of shares of Common Stock personally owned directly by Mr. Gabelli, as determined under the rules of the Securities and Exchange Commission, from 259,190 shares to 359,190. In addition, 70,000 shares are owned by a limited partnership in which Mr. Gabelli is the general partner and has an approximate 6% beneficial interest. See "Security Ownership of Certain Beneficial Owners and Management" at pages 4 and 5 above.

        The 100,000 shares increased the outstanding shares of Common Stock of the Corporation from 1,410,183to 1,510,183, or by 7.1%. The book value per share of the Common Stock at December 31, 1999 was $9.03. The average daily trading volume of the Common Stock on the American Stock Exchange for the 30 day period from February 8, 2000, through March 9, 2000 was 959 shares, and the high and low sales prices of the common Stock on such Exchange for that period were $30.50 and $25.75, respectively.

        The shares acquired by Mr. Gabelli are "restricted securities" as defined in Rule 144 under the Securities Act of 1933, as amended, and generally may not be sold or transferred for a period of one year and thereafter only in accordance with the volume, manner of sale and other limitations of Rule 144 so long as Mr. Gabelli is deemed to be an affiliate of the Corporation. IF THE SALE IS NOT RATIFIED, MR. GABELLI WILL RETURN THE SHARES TO THE CORPORATION IN EXCHANGE FOR $3,000,000, THE ORIGINAL PURCHASE PRICE, PLUS INTEREST. There are no preemptive rights with respect to the Common Stock.

        Subject to ratification by shareholders, the Board of Directors approved the sale on March 9, 2000 (with Mr. Gabelli not participating in the decision). The closing price of the Corporation's common stock on the American Stock Exchange on that date was $26.125. The Board of Directors believes that it is in the best interest of the Corporation for Mr. Gabelli to own additional shares of the Corporation, thereby more closely identifying Mr. Gabelli's interests with those of the Corporation and its stock price. The additional funds available to the Corporation will be used for general corporate purposes, including possible acquisitions. See the Summary Compensation Table on page 6, the Option/SAR Tables on page 7 and the Executive Compensation and Benefits Committee Report on Executive Compensation at pages 8-12 for additional information on compensations and employee benefit plans, including "Chief Executive Officer Compensation at pages 11-12 for a description of certain previous stock sales by the Corporation to Mr. Gabelli.

THE BOARD OF DIRECTORS (OTHER THAN MR. GABELLI WHO IS MAKING NO RECOMMENDATION) RECOMMENDS A VOTE IN FAVOR OF RATIFICATION OF THE SALE.

        Ratification of the sale requires the affirmative vote of a majority of the shares of Common Stock of the Corporation voting on the proposition, excluding any abstentions. Mr. Gabelli has agreed that he will not vote his personal shares against ratification of the sale. Otherwise, he has not indicated how he intends to vote the shares beneficially owned by him; however, he has indicated that the 100,000 shares purchased by him will not be voted, but will count for quorum purposes.

                                     Item 3

                AMENDMENTS TO THE PRINCIPAL EXECUTIVE BONUS PLAN

General

         In 1997, the Corporation adopted the Principal Executive Bonus Plan (the "Plan") to provide the chief executive officer of the Corporation and, if so designated, certain other key employees with a performance-based Annual Bonus (as defined below) for calendar years beginning January 1, 1997.

         The Plan is designed to satisfy Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) of the Code denies a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly held corporation to the chief executive officer and the four other most highly compensated executive officers who are employed at the end of the fiscal year. Certain compensation, including compensation paid based on the achievement of preestablished performance goals, is excluded from this deduction limit. For compensation to qualify for this exclusion, the material terms pursuant to which the compensation is to be paid, including the performance goals, must be disclosed to, and approved by, the shareholders in a separate vote prior to the payment.

Proposed Amendments

         The proposed amendments to the Plan (i) would permit any participant to be awarded not more than 80% of the bonus pool, (ii) make participation by the chief executive officer discretionary with the Plan Committee and (iii) permit awards to officers who are not employees of the Corporation. The current Plan
(i) provides that no executive officer other than the chief executive officer can be awarded more than 20% of the bonus pool, (ii) provides for the automatic participation of the chief executive officer, and (iii) is unclear whether executive officers of the Corporation who are not employees may participate in the Plan. As a result of the Spin Off, the executive officers of the Corporation remained as executive officers of the Corporation but ceased to be employees. Without the amendment as to bonus pool percentage, the chairman of the board, who resigned as chief executive officer of the Corporation in January 2000, would be limited to 20% of the bonus pool. The Amendments were approved by the Board of Directors on March 9, 2000 (with Mr. Gabelli and Mr. Guzzetti not voting).

         The Plan is being submitted to shareholders so that payments thereunder will be exempt under Section 162(m) of the Code.

Administration

         The Plan is administered by the Executive Compensation and Benefits Committee, which is currently composed of two members of the Board of Directors who qualify as "outside directors" under Section 162(m) of the Code (the "Committee"). The Committee has the authority to designate the executive officers and key employees eligible to participate in the Plan, establish Individual Bonus Pool Percentages (as defined below), determine performance criteria, certify attainment of performance goals and other material terms, to construe and interpret the Plan and make all other determinations deemed necessary or advisable for the administration of the Plan.

Eligibility and Participation

         It is expected that the new chief executive officer of the Corporation will not participate in the Plan, although the Committee has the authority to include him in years after 2000. The Committee may, in its sole discretion, select other executive officers and key employees of the Company (including subsidiaries) to be eligible to participate in the Plan for any calendar year. Only the Chairman of the Board will participate in the Plan in the Year 2000.

Determination of Annual Bonus

         Each participant's Annual Bonus under the Plan for each calendar year will be equal to the participant's Individual Bonus Pool Percentage (as defined below) multiplied by the achieved Annual Bonus Pool (as defined below) for the respective calendar year. The Annual Bonus Pool is determined pursuant to an objective formula or standard based on the attainment of preestablished performance goals specified by the Committee. The Individual Bonus Pool Percentage shall be determined by the Committee and be expressed as a percentage of the Annual Bonus Pool for each calendar year. In no event may the total of all participants' Individual Bonus Pool Percentages exceed one hundred percent (100%) of the Annual Bonus Pool for any calendar year. Unless otherwise reduced by the Committee, payment of a participant's Annual Bonus shall be made only if and to the extent performance goals for the relevant calendar year are attained.

Performance Goals

         The Committee generally has the authority to determine the performance goals that will be in effect for each calendar year. The performance goals with respect to the Annual Bonus Pool will be based on the attainment of certain target levels of, or a percentage increase in, Pre-Tax Profits (as defined below) in excess of certain target levels or percentages of Shareholders Equity (as defined below). In addition, the Committee has the authority to incorporate provisions in the performance goals allowing for adjustments in recognition of unusual or non-recurring events affecting the Corporation or the financial statements of the Corporation, or in response to changes in applicable laws, regulations or accounting principles, to the extent permitted by Section 162(m) of the Code.

Limits on Annual Bonus

         Notwithstanding the attainment of performance goals, the Committee has the discretion to reduce (but not increase) a participant's Annual Bonus under the Plan for any calendar year, regardless of the degree of attainment of the performance goals. In any event, the Maximum Annual Bonus permitted under the Plan with respect to any calendar year may not exceed in the case of any participant eighty percent (80%) of an amount equal to twenty percent (20%) of the excess of (a) Pre-Tax Profits (as defined below) for such calendar year less
(b) twenty-five percent (25%) of Shareholders Equity (as defined below).

         Pre-Tax Profits means income before income taxes (excluding any provision for annual bonuses under the Plan and under the Bonus Plan applicable to other corporate employees), minority interest (if any), extraordinary items (if any), cumulative changes in accounting (if any) and discontinued operations (if any) in the Corporation's Statement of Consolidated Income reported in its annual financial statements, adjusted by (i) minority interest effects on such pre-tax profits; and (ii) pre-tax effect of income or loss associated with discontinued operation net of minority interest effects. Shareholders Equity means the average of shareholders equity at the beginning of the Plan Year and at the beginning of the two preceding Plan Years, in each case as reported in the Company's consolidated balance sheet in its annual financial statements (restated as the result of the Spin Off).

Form and Payment of Annual Bonus

         With respect to each participant, payment under the Plan will be made in cash in an amount equal to the achieved Annual Bonus and may be made only after attainment of the performance goals has been certified in writing by the Committee. Unless otherwise determined by the Committee in its sole discretion, each participant shall, to the extent the applicable performance goals with respect to the Annual Bonus Pool are attained at the end of each calendar year, have the right to receive payment of a prorated portion of such participant's Annual Bonus under the Plan for any calendar year during which the participant's employment with the corporation is terminated for any reason other than for "cause" (as determined by the Committee in its sole discretion).

Amendment and Termination of Plan

         The Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, that no amendment shall, without the prior approval of the shareholders of the Corporation in accordance with the laws of the State of Delaware to the extent required under Code Section 162(m): (i) materially alter the performance goals, (ii) increase the Maximum Annual Bonus for any calendar year, (iii) change the class of employees eligible to participate in this Plan, or (iv) implement any change to a provision of the Plan requiring shareholder approval in order for the Plan to continue to comply with the requirements of Section 162(m) of the Code. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any participant, without such participant's consent, under the award theretofore granted under the Plan.

2000 Performance Award

         Only the chairman of the board of the Corporation is participating in the Plan for calendar year 2000. On March 24, 2000, the Committee set for the 2000 calendar year the performance goals underlying the 2000 Annual Bonus Pool and the Individual Bonus Pool Percentage for the chairman of the board. The Committee determined that the 2000 Annual Bonus Pool amount, if any, will be equal to twenty percent (20%) of the excess of (a) Pre-tax Profits of the Corporation less (b) twenty-five percent (25%) of the Corporation's Shareholders Equity. In addition, the Committee determined that the chairman of the board's Individual Bonus Pool Percentage under the Plan will be equal to eighty percent (80%) of the 2000 Annual Bonus Pool.

         In 1999 the chairman of the Board and chief executive officer, the only participant in the Plan in 1999, did not receive any annual bonus because the gain on the sale by Spinnaker of its tape operations was offset by the write down of the investment in personal communications services. For 1999, the Plan Committee had determined that the bonus calculation should be made as if the Spin Off had not occurred until January 1, 2000. For Year 2000 and beyond, the bonus calculation will be made on the basis of Lynch Corporation performance without including the performance of Lynch Interactive Corporation. For 2000 and future years the Plan could result in substantial bonuses if Pre-Tax Profits increase substantially, including without limitation as a result of the sale or monetization of a business such as Spinnaker, and/or Shareholders Equity decreases substantially.

Other Plans

         Corporate executives and employees, other than the chief executive officer, will continue to participate for the 2000 calendar year in the existing bonus plan which permits the Corporation to use subjective factors, such as progress towards achievement of strategic in goals and qualitative aspects of management performance, in addition to the formula, in awarding bonuses.

         See the Summary Compensation Table on page 6, the Option/SAR Tables on page 7 and the Executive Compensation and Benefits Committee Report on Executive Compensation for additional information on compensations and employee benefit plans.

THE BOARD OF DIRECTORS (OTHER THAN MR. GABELLI WHO IS MAKING NO RECOMMENDATION) RECOMMENDS A VOTE IN FAVOR OF APPROVAL OF THE AMENDMENTS TO THE PLAN.

         Approval of this Item 3 requires the affirmative vote of a majority of the shares of Common Stock of the Corporation voting on the proposition, excluding any abstentions. Mr. Gabelli has not indicated how he intends to vote the shares beneficially owned by him.

                  TRANSACTIONS WITH CERTAIN AFFILIATED PERSONS

        Mr. Gabelli is affiliated with various entities which he directly or indirectly controls and which are engaged in various aspects of the securities business, such as an investment advisor to various institutional and individual clients including registered investment companies and pension plans, as a broker-dealer, and as managing general partner of various private investment partnerships. During 1999, the Corporation and its subsidiaries engaged in various transactions with certain of these entities and the amount of commissions, fees, and other remuneration paid to such entities, excluding reimbursement of certain expenses related to Mr. Gabelli's employment by the Corporation (including approximately $69,000 reimbursement (including Lynch Interactive) in connection with an airplane in part owned by a subsidiary of Gabelli Capital Partners, Inc.), was less than $60,000.

        In 1998, Lynch Corporation entered into a lease for approximately 5,000 square feet in a building in Rye, New York, recently purchased by an affiliate of Mr. Gabelli. The lease runs through December, 2002, and provides for rent at approximately $18.00 per square foot, per annum plus a minimum of $2.50 per square foot per annum for electricity, subject to adjustment for increases in tax and other operating expenses. The amount of the lease is currently approximately $8,400 per month. Lynch Interactive become the primary lessee of such lease at the Spin Off. Effective as of March 1, 2000, Lynch Corporation entered into a one year lease for approximately 1,150 additional feet of space at a rent of $2,400 per month.

                              INDEPENDENT AUDITORS

        Representatives of Ernst & Young, the Corporation's auditors for 1999, are expected to be available at the Annual Meeting with the opportunity to make a statement if they desire to do so and to answer appropriate questions. The Corporation has not yet selected a principal auditor for 2000.

                             SECTION 16(a) REPORTING

        Section 16(a) of the Securities and Exchange Acts of 1934, as amended, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock to file with the Securities and Exchange Commission and American Stock Exchange initial reports of ownership and reports of changes in the ownership of Common Stock and other equity securities of the Company. Such persons are required to furnish the Corporation with copies of all Section 16(a) filings. Based solely on the Corporation's review of the copies of such filings it has received and written representations of directors and officers, the Corporation believes that during the fiscal year ended December 31, 1999, its officers, directors, and 10% shareholders are in compliance with all Section 16(a) filing requirements applicable to them.

                            PROPOSALS OF SHAREHOLDERS

        Proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Office of the Secretary, Lynch Corporation, 401 Theodore Fremd Avenue, Rye, NY 10580, by no later than December 20, 2000, for inclusion in the Corporation's proxy statement and form of proxy relating to the 2001 Annual Meeting.

                                  MISCELLANEOUS

        The Board of Directors knows of no other matters which are likely to come before the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote on such matters in accordance with their best judgment.

        The solicitation of proxies is made on behalf of the Board of Directors of the Corporation, and the cost thereof will be borne by the Corporation. The Corporation has employed the firm of Morrow & Co. Inc., 445 Park Avenue, 5th Floor, New York, New York, 10022 to assist in this solicitation at a cost of $3,500, plus out-of-pocket expenses. The Corporation will also reimburse brokerage firms and nominees for their expenses in forwarding proxy material to beneficial owners of the Common Stock of the Corporation. In addition, officers and employees of the Corporation (none of whom will receive any compensation therefor in addition to their regular compensation) may solicit proxies. The solicitation will be made by mail and, in addition, may be made by telegrams and personal interviews, and the telephone.

                                  ANNUAL REPORT

        The Corporation's Annual Report to Shareholders for the fiscal year ended December 31, 1999, has been sent herewith to each shareholder. Such Annual Report, however, is not to be regarded as part of the proxy soliciting material.

                               By Order of the Board of Directors

                               ROBERT A. HURWICH
                               Secretary

Dated:  April 18, 2000

                                LYNCH CORPORATION

           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned shareholder of LYNCH CORPORATION (the "Corporation") hereby appoints George E. Fuehrer and Robert A. Hurwich, or any one of them (each with power to act alone and with power of substitution), Proxies of the undersigned, with authority to vote at the Annual Meeting of Shareholders of the Corporation to be held May 11, 2000 at 3:00 p.m., and at any adjournments thereof, all the shares of Common Stock of the Corporation which the undersigned would be entitled to vote if then personally present, upon the matters specified below, and, in their discretion, upon such other matters that may properly come before the Annual Meeting, and any adjournments thereof.

         The shares represented by this Proxy shall be voted in accordance with the instructions given by the shareholder, but if no instructions are given, this Proxy will be voted FOR all of the nominees for Directors listed in Item 1, FOR ratification of the sale of 100,000 shares of the Corporation's Common Stock to Mario J. Gabelli in Item 2 and FOR approval of the amendments to the Principal Executive Bonus Plan in Item 3 and, in the discretion of the Proxies, with respect to any other matter that is properly brought before the Annual Meeting.

                (continued and to be signed on the reverse side)

                                LYNCH CORPORATION

1.   Election of Directors Duly Nominated:

FOR WITHHOLD

E. Val Cerutti, Robert E. Dolan, Mario J. Gabelli, Avrum Gray, Louis A. Guzzetti and Ralph R. Papitto. (INSTRUCTION: To withhold authority to vote for one or more individual nominees, write such name or names on the space provided below.)


2.   Ratification  of the Sale of  100,000  Shares of  Common  Stock to Mario J.
     Gabelli:

FOR AGAINST ABSTAIN
[ ]   [ ]    [ ]

3.   Approval of the Amendments to the Principal Executive Bonus Plan:

FOR AGAINST ABSTAIN
[ ]   [ ]    [ ]





          Please sign exactly as your name appears on this Proxy. All joint owners must sign. When acting as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in full partnership name by authorized person.

                               Dated:______________________________, 2000


                               _____________________________________(L.S.)
                                      (Signature of Shareholder)
                               ____________________________________(L.S.)
(Signature of Shareholder)

         PLEASE DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED.